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                                                                 EXHIBIT 3.4

                        NATURAL MICROSYSTEMS CORPORATION

                            CERTIFICATE OF AMENDMENT

                                       OF

                  FOURTH RESTATED CERTIFICATE OF INCORPORATION



         NATURAL MICROSYSTEMS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. The name of the Corporation (the "Corporation") is Natural MicroSystems Corporation.

         2. The Corporation filed its Fourth Restated Certificate of Incorporation with the Secretary of State of Delaware on February 25, 1994 (as amended through the date hereof, the "Certificate of Incorporation").

         3. The Board of Directors of the Corporation duly adopted the following:

         It is hereby proposed and declared advisable that the Certificate of Incorporation of this Corporation, as heretofore restated and amended, be further amended to change the name of the Corporation so that Article One thereof shall read as follows:

                  "1.      The name of the corporation is:

                                     NMS Communications Corporation."

         4. The stockholders of the Corporation have duly approved said amendment at the Annual Meeting of the Stockholders of the Corporation held on May 4, 2001 by vote of a majority of the outstanding shares entitled to vote thereon in accordance with Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said Natural MicroSystems Corporation has caused this certificate to be signed under penalties of perjury by Robert P. Schechter, its President, and attested by Dianne L. Callan, its Secretary, this 4th day of May, 2001.

                                     NATURAL MICROSYSTEMS CORPORATION



                                     By   /s/ Robert P. Schechter
                                          ---------------------------------
                                          Robert P. Schechter
                                          President and Chief Executive Officer

Attest:



 /s/ Dianne L. Callan
---------------------------------------------
Dianne L. Callan
Secretary